FIRST AMENDMENT TO AMENDED EMPLOYMENT AGREEMENT

         FIRST AMENDMENT dated March 28, 2001, between Riggs National Corporation (the "Company") and Joe L. Allbritton ("Executive") amending the Amended Employment Agreement dated December 28, 1999 (the "Amended Agreement"), between the Company and the Executive.

         WHEREAS, the Board of Directors of the Company and the Executive have agreed to the election by the Company of a new chief executive officer as part of the Company's succession planning; and

         WHEREAS, the Board of Directors of the Company desires that the Executive continue to perform most of the duties he has heretofore performed and, in addition, to assist the new chief executive officer in connection with his succession;

         NOW, THEREFORE, in consideration of the mutual covenants herein set forth, the parties agree as follows:

1. The first sentence of Section 1.3 of the Amended Agreement is amended to read as follows:

                  During the Term, the Executive shall serve as Senior Chairman of the Board of the Corporation, and shall continue to perform the duties he has performed with respect to maintaining and developing the Corporation's significant international and heads-of-state business, continuing to develop the Corporation's private banking business, providing strategic oversight of capital, liquidity, and loan and investment policy and generally continuing a leadership role in the strategic planning of the Corporation. In addition, the Executive shall work with the new chief executive officer to facilitate his transition into such position and to enhance his development and contribution to the Company.

2. Section 3.2(2) of the Amended Agreement is hereby amended by deleting the words "as Chief Executive Officer of the Company" in the second paragraph thereof and substituting therefor the words "set forth in
         Section 1.3."

3. Exhibit A of the Amended Agreement is hereby amended in its entirety as set forth in the attached Amended Exhibit A.

4. Except as expressly provided herein, the Amended Agreement shall remain in full force and effect without other change, and this Amendment shall be governed by the terms thereof.

         IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date first written above.

                           RIGGS NATIONAL CORPORATION


                           By /s/ TIMOTHY C. COUGHLIN
                              -----------------------
                                  Timothy C. Coughlin, President

                              /s/ JOE L. ALLBRITTON
                              ---------------------
                                  Joe L. Allbritton

                                AMENDED EXHIBIT A


         Any capitalized term used herein which is not otherwise defined shall have the meaning attributed to it in the Executive's Employment Agreement (the "Employment Agreement").

         The Employment Agreement provides that the Executive shall be paid an Annual Bonus as determined by the Compensation Committee (or a subcommittee thereof comprised solely of "outside directors," within the meaning of Section 162(m) of the Internal Revenue Code of 1986, if the Committee is not so comprised, and references herein to the Compensation Committee shall be deemed references to such subcommittee). The purpose of this Exhibit is to set forth the procedure for (i) setting the annual objectives (the "Objectives") for each year, (ii) determining whether the Objectives have been obtained, and (iii) setting the magnitude of the Annual Bonus based upon the Company's performance vis-a-vis the Objectives.

         On or prior to February 28 of each calendar year, the Executive shall submit a proposed business plan to the Compensation Committee. The business plan shall set forth a forecast of the net income after tax for the Company for the then current year. The proposed business plan shall be subject to review and approval by the Compensation Committee. The Executive and the Compensation Committee shall discuss in good faith any revisions to the proposed plan required by the Compensation Committee, but notwithstanding such discussions, the business plan shall be subject to the approval of the Compensation Committee in the exercise of its discretion. On or prior to the 90th day of each calendar year, the Compensation Committee shall determine, based on the business plan, specific objective performance criteria which must be met for the Executive to receive the Annual Bonus; provided however, the Executive shall be entitled to receive an Annual Bonus with respect to calendar year 1999 if the Company's net income available for Common Stock for the five months ended December 31, 1999 equals or exceeds an amount determined by the Compensation Committee on or prior to August 27, 1999.

         The amount of the Annual Bonus shall be 150% of the Executive's Base Salary multiplied by a fraction the numerator of which is the number of Objectives of the Executive that have been met during the calendar year and the denominator of which is the total number of Objectives for such year, or such other weighting of the Objectives as the Executive and Compensation Committee shall agree.

         Within ten (10) days after the year end financial results of the Company are made available to the Compensation Committee, it shall determine whether, in its good faith judgment, the Objectives have been met or exceeded. Based upon the Compensation Committee's conclusions with respect to the Company's performance vis-a-vis the Objectives, the Executive shall be entitled to the Annual Bonus.


                                                       TCC:  /s/ TCC
                                                             -------

                                                       JLA:  /s/ JLA
                                                             -------

                                                       Dated:  3/28/2001